UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

ProFrac Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41388	87-2424964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Shops Boulevard, Suite 301 Willow Park, Texas	76087
(Address of principal executive offices)	(Zip Code)

(254) 776-3722

(Registrant’s telephone number, including area code)

Not Appliable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	ACDC	The Nasdaq Global Select Market
Nasdaq Texas, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

ProFrac Holding Corp. (the “Company”) held its annual meeting of stockholders on May 27, 2026, and the Company’s stockholders of record were asked to consider and act upon three (3) proposals.

The first proposal was the election of six (6) individuals to serve on the board of directors of the Company for one-year terms, until the 2027 annual meeting of stockholders, and until their successors are elected and qualified or until their earlier death, resignation or removal. All six (6) director nominees were elected as follows:

Proposal No. 1

Nominees for Directors	Votes For	Withheld	Broker Non-Votes
Matthew D. Wilks	150,395,384	7,495,618	16,152,235
Theresa Glebocki	148,851,274	9,039,728	16,152,235
Gerald Haddock	148,865,425	9,025,577	16,152,235
Sergei Krylov	150,473,923	7,417,079	16,152,235
Stacy Nieuwoudt	148,880,788	9,010,214	16,152,235
Matthew Rinaldi	150,594,220	7,296,782	16,152,235

The second proposal was to determine, in a non-binding advisory vote, to approve the compensation of the Company’s named executive officers. The votes on the proposal were as follows:

Proposal No. 2

Votes For	Votes Against	Abstentions	Broker Non-Votes
157,287,850	588,648	14,505	16,152,234

The third proposal was the ratification of the appointment of Grant Thornton LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2026. The votes on the proposal were as follows:

Proposal No. 3

Votes For	Votes Against	Abstentions	Broker Non-Votes
173,958,254	16,467	1,790	66,726

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFRAC HOLDING CORP.

By:	/s/ Steven Scrogham
Name:	Steven Scrogham
Title:	Chief Legal Officer, Chief Compliance Officer and Corporate Secretary

Date: June 1, 2026